Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

On June 23, 2018, Navigant Consulting, Inc. (the “Company” or “Navigant”) entered into an Equity Purchase Agreement (as amended, the “Purchase Agreement”), with Ankura Consulting Group, LLC (“Ankura”) and its subsidiary Ankura Consulting Worldwide, Inc. (“Worldwide” and together with Ankura, the “Buyer”), pursuant to which, among other things, Navigant agreed to sell its Disputes, Forensics and Legal Technology segment and Transaction Advisory Services practice (the “Business”) to the Buyer (the transactions described in the Purchase Agreement, together, referred to as the “Disposition”). On August 24, 2018, the Company completed the previously announced Disposition, which constituted a significant disposition for purposes of Item 2.01 of the Current Report on Form 8-K of the Company dated as of August 30, 2018 relating to the closing of the Disposition (the “Navigant Closing Form 8-K”).

The accompanying unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and the accompanying notes included in the Quarterly Report on Form 10-Q for the six months ended June 30, 2018 filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2018 (“2018 Q2 10Q”).

Based on its magnitude, the Disposition represents a significant shift that has a material effect on the operations and financial results of the Company. Accordingly, the Business qualified for discontinued operations treatment as of June 30, 2018, as required by Accounting Standards Codification 205-20 and the assets and liabilities of the Business qualified as assets and liabilities held for sale for the same period. This presentation was reflected in the Company’s unaudited consolidated statements of income for the six months ended June 30, 2018, and the unaudited consolidated balance sheets of the Company as of six months ended June 30, 2018 and the year ended December 31, 2017, in each case, as included in the Company’s 2018 Q2 10Q.

In connection with the Disposition, the Company entered into a Transition Services Agreement pursuant to which Navigant will provide the Buyer with certain services to enable the operation of the Business (“TSA Services”). The TSA Services will include information technology, finance and accounting, human resources and other corporate support services. The TSA Services will be provided at a cost to the Buyer for a period of up to 9 months after the closing of the Disposition for most services, although some services may extend beyond that date. As a result Navigant will continue to incur a higher level of general and administrative costs, which are expected to be partially offset by transitions fees to be received from the Buyer.

The following unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2018 and for the years ended December 31, 2017, 2016, and 2015 have been prepared giving effect to the Disposition as if the Disposition had occurred on January 1, 2015. The following unaudited pro forma consolidated balance sheets have been prepared giving effect to the Disposition as if the Disposition occurred on June 30, 2018.

The Disposition transaction was valued at $470 million and Navigant expects to realize approximately $370 million in net cash proceeds from the Disposition, after taxes and transaction and separation-related costs. The Company currently plans to use such proceeds to repay third-party indebtedness, return capital to shareholders, fund a dividend announced August 27, 2018, and pursue growth opportunities.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of the filing of the Navigant Closing Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Disposition. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and income statement results.

NAVIGANT CONSULTING, INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 30, 2018 (a)	Pro Forma Adjustments		Pro Forma June 30, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,140	370,000	(c)	$381,140
Accounts receivable, net and contract assets	164,741			164,741
Prepaid expenses and other current assets	19,988			19,988
Assets held for sale	366,892	(366,892	)(b)	—

Total current assets	562,761	3,108		565,869
Non-current assets:
Property and equipment, net	68,554			68,554
Intangible assets, net	17,126			17,126
Goodwill	422,547			422,547
Other assets	7,115			7,115

Total assets	$1,078,103	3,108		$1,081,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,146			$7,146
Accrued liabilities	11,928			11,928
Accrued compensation-related costs	41,255			41,255
Income tax payable	4,158			4,158
Other current liabilities	23,170			23,170
Liabilities held for sale	69,065	(69,065	)(b)	—

Total current liabilities	156,722	(69,065)		87,657
Non-current liabilities:
Deferred income tax liabilities	38,239			38,239
Other non-current liabilities	25,935			25,935
Bank debt non-current	147,005			147,005

Total non-current liabilities	211,179	—		211,179

Total liabilities	367,901	(69,065)		298,836

Stockholders' equity:
Common stock	59			59
Additional paid-in capital	662,416			662,416
Treasury stock	(243,213)			(243,213)
Retained earnings	311,825	57,173	(d)	368,998
Accumulated other comprehensive loss	(20,885)	15,000	(e)	(5,885)

Total stockholders' equity	710,202	72,173		782,375

Total liabilities and stockholders' equity	$1,078,103	3,108		$1,081,211

NAVIGANT CONSULTING, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Pro Forma Adjustments
	For the six months ended June 30, 2018 (f)	Remove Discontinued Operations (h)		Pro Forma six months ended June 30, 2018
Revenues before reimbursements	$326,669	$		$326,669
Reimbursements	36,112			36,112

Total revenues	362,781			362,781
Cost of services before reimbursable expenses	230,057			230,057
Reimbursable expenses	36,112			36,112

Total cost of services	266,169			266,169
General and administrative expenses	71,991			71,991
Depreciation expense	9,940			9,940
Amortization expense	3,417			3,417
Other operating costs:				—
Contingent acquisition liability adjustments, net	—			—
Other costs	3,278			3,278

Operating income	7,986			7,986
Interest expense	1,739			1,739
Interest income	(196)			(196)
Other (income) expense, net	178			178

Income from continuing operations before income tax expense	6,265			6,265
Income tax expense	1,734			1,734

Net income from continuing operations	4,531			4,531
Income from discontinued operations, net of tax	36,148		(36,148)	—

Net income	$40,679		$(36,148)	$4,531

Basic net income per share
Net income from continuing operations	$0.10			$0.10
Income from discontinued operations, net of tax	0.80			—

Net income	$0.90			$0.10
Shares used in computing basic per share data	45,113			45,113

Diluted net income per share
Net income from continuing operations	$0.10			$0.10
Income from discontinued operations, net of tax	0.77			—

Net income	$0.87			$0.10
Shares used in computing diluted per share data	46,692			46,692

NAVIGANT CONSULTING, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Pro Forma Adjustment
	For the year ended December 31, 2017 (g)	Remove Discontinued Operations (h)	Pro Forma for the year ended December 31, 2017
Revenues before reimbursements	$939,639	$(302,697)	$636,942
Reimbursements	92,688	(15,564)	77,124

Total revenues	1,032,327	(318,261)	714,066
Cost of services before reimbursable expenses	654,586	(211,163)	443,423
Reimbursable expenses	92,688	(15,564)	77,124

Total cost of services	747,274	(226,727)	520,547
General and administrative expenses	166,922	(27,898)	139,024
Depreciation expense	28,826	(8,428)	20,398
Amortization expense	8,960	(386)	8,574
Other operating costs:
Contingent acquisition liability adjustments, net	2,213	—	2,213
Other costs	2,007	(1,620)	387

Operating income	76,125	(53,202)	22,923
Interest expense	4,970	(1,948)	3,022
Interest income	(345)	25	(320)
Other (income) expense, net	919	(24)	895

Income from continuing operations before income tax expense	70,581	(51,255)	19,326
Income tax expense	(4,371)	(7,660)	(12,031)

Net income from continuing operations	74,952	(43,595)	31,357
Income from discontinued operations, net of tax	—	—	—

Net income	$74,952	$(43,595)	$31,357

Basic net income per share
Net income from continuing operations	$1.61		$0.67
Income from discontinued operations, net of tax	—		—

Net income	$1.61		$0.67
Shares used in computing basic per share data	46,593		46,593

Diluted net income per share
Net income from continuing operations	$1.55		$0.65
Income from discontinued operations, net of tax	—		—

Net income	$1.55		$0.65
Shares used in computing diluted per share data	48,226		48,226

NAVIGANT CONSULTING, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Pro Forma Adjustment
	For the year ended December 31, 2016 (g)	Remove Discontinued Operations (h)	Pro Forma for the year ended December 31, 2016
Revenues before reimbursements	$938,746	$(318,959)	$619,787
Reimbursements	95,734	(19,453)	76,281

Total revenues	1,034,480	(338,412)	696,068
Cost of services before reimbursable expenses	631,935	(214,877)	417,058
Reimbursable expenses	95,734	(19,453)	76,281

Total cost of services	727,669	(234,330)	493,339
General and administrative expenses	168,954	(31,261)	137,693
Depreciation expense	27,742	(8,111)	19,631
Amortization expense	11,507	(796)	10,711
Other operating costs:
Contingent acquisition liability adjustments, net	1,330		1,330
Other costs	542		542

Operating income	96,736	(63,914)	32,822
Interest expense	5,235	(2,054)	3,181
Interest income	(141)	1	(140)
Other (income) expense, net	(1,769)	15	(1,754)

Income from continuing operations before income tax expense	93,411	(61,876)	31,535
Income tax expense	35,313	(25,017)	10,296

Net income from continuing operations	58,098	(36,859)	21,239
Income from discontinued operations, net of tax	—	—	—

Net income	$58,098	$(36,859)	$21,239

Basic net income per share
Net income from continuing operations	$1.23		$0.45
Income from discontinued operations, net of tax	—		—

Net income	$1.23		$0.45
Shares used in computing basic per share data	47,343		47,343

Diluted net income per share
Net income from continuing operations	$1.19		$0.44
Income from discontinued operations, net of tax	—		—

Net income	$1.19		$0.44
Shares used in computing diluted per share data	48,813		48,813

NAVIGANT CONSULTING, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Pro Forma Adjustment
	For the year ended December 31, 2015 (g)	Remove Discontinued Operations (h)	Pro Forma for the year ended December 31, 2015
Revenues before reimbursements	$833,808	$(316,663)	$517,145
Reimbursements	85,678	(20,666)	65,012

Total revenues	919,486	(337,329)	582,157
Cost of services before reimbursable expenses	571,894	(220,558)	351,336
Reimbursable expenses	85,678	(20,666)	65,012

Total cost of services	657,572	(241,224)	416,348
General and administrative expenses	147,462	(26,544)	120,918
Depreciation expense	23,612	(7,975)	15,637
Amortization expense	8,613	(1,504)	7,109
Other operating costs:
Contingent acquisition liability adjustments, net	(13,047)		(13,047)
Other costs	3,147		3,147

Operating income	92,127	(60,082)	32,045
Interest expense	4,916	(1,928)	2,988
Interest income	(250)	46	(204)
Other (income) expense, net	(692)	(25)	(717)

Income from continuing operations before income tax expense	88,153	(58,175)	29,978
Income tax expense	27,808	(23,508)	4,300

Net income from continuing operations	60,345	(34,667)	25,678
Income from discontinued operations, net of tax	—	—	—

Net income	$60,345	$(34,667)	$25,678

Basic net income per share
Net income from continuing operations	$1.26		$0.54
Income from discontinued operations, net of tax	—		—

Net income	$1.26		$0.54
Shares used in computing basic per share data	47,906		47,906

Diluted net income per share
Net income from continuing operations	$1.23		$0.52
Income from discontinued operations, net of tax	—		—

Net income	$1.23		$0.52
Shares used in computing diluted per share data	49,224		49,224

Notes:

a)	Reflects the Company’s unaudited consolidated balance sheet as of June 30, 2018.

b)	Reflects the elimination of the assets and liabilities balances of the Business as of June 30, 2018.

c)	Reflects the estimated proceeds subject to finalization of closing and transaction costs.

d)	The amount of the actual gain will be calculated based on the net book value of the Business as of the closing of the Disposition and therefore could differ from the current estimate.

e)	Reflects the estimated realization of unrealized foreign currency translation adjustments as a result of the Disposition.

f)	Reflects the Company’s unaudited consolidated statement of income as of the six months ended June 30, 2018 as contained in the Company’s Quarterly Report filed with the SEC on August 7, 2018.

g)	Reflects the Company’s consolidated statements of income as of December 31, 2017, 2016 and 2015 as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2018.

h)	Reflects the elimination of revenue and expenses associated with the Business for the six months ended June 30, 2018 and for the years ended December 31, 2017, 2016 and 2015.